[FORM OF MASSACHUSETTS TAX OPINION]

                        , 2006

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

141 Elm Street

Westfield, Massachusetts 01086

Ladies and Gentlemen:

You have requested our opinion regarding certain Massachusetts income tax consequences of the proposed conversion of Westfield Mutual Holding Company, a federal mutual holding company (“Westfield Mutual Holding Company”) to stock form and reorganization of Westfield Bank, a federal savings bank (“Westfield Bank”), pursuant to the Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc., a Massachusetts corporation (“Westfield Financial”) and Westfield Bank dated June 20, 2006 (the “Plan of Conversion”).

In connection therewith, we have examined the Plan of Conversion, the Registration Statement on Form S-1 filed by New Westfield Financial, Inc. (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and certain other documents of or relating to the Conversion, some of which are described or referred to in the Plan of Conversion and which we deemed necessary to examine in order to issue the opinions set forth below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Conversion. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied on the opinion of Thacher Proffitt & Wood LLP related to the Federal tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

Additionally, the discussions and conclusions set forth below are based on Massachusetts General Law (the “MGL”), the regulations promulgated thereunder and existing administrative and judicial interpretations thereof as of the date of this letter, all of which are subject to change.

Our opinions are not binding on the Massachusetts Department of Revenue (the “Department”) and the Department may disagree with the opinions contained herein. Although we believe our opinion will be sustained if challenged, there can be no assurances to this effect. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan of Conversion. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

STATEMENT OF FACTS/DESCRIPTION OF THE PROPOSED TRANSACTIONS

In 1995, Westfield Bank reorganized into a mutual holding company form, pursuant to which it formed Westfield Mutual Holding Company, parent company of the Bank. On December 27, 2001, Westfield Mutual Holding Company organized a mid-tier stock holding company, Westfield Financial. Simultaneously therewith, Westfield Financial sold 47 percent of its total shares of common stock outstanding to the Westfield Bank’s eligible depositors and to the Employee Stock Ownership Plan of Westfield Financial. It issued the remaining 53 percent of its common shares to Westfield Mutual Holding Company. On July 23, 2004, Westfield Bank converted to a federal savings bank charter and Westfield Mutual Holding Company converted to a federal mutual holding company charter.

Subsequently, on June 20, 2006, Westfield Mutual Holding Company, Westfield Financial and Westfield Bank each adopted the Plan of Conversion, providing for the conversion of Westfield Mutual Holding Company into the capital stock form of organization.

The Board of Directors of Westfield Mutual Holding Company, Westfield Financial and Westfield Bank believe that the reorganization of Westfield Mutual Holding Company into a stock holding company form of organization pursuant to the Plan of Conversion is in the best interests of Westfield Mutual Holding Company, Westfield Financial and Westfield Bank, as well as in the best interests of their respective Members and Shareholders. Accordingly, the following transactions will occur in the Conversion pursuant to the Plan of Conversion:

1.	Westfield Financial will convert its charter to that of a federal corporation, which will immediately convert its charter to that of an interim federal stock savings bank and then merge with and into Westfield Bank with Westfield Bank as the surviving entity;

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

2.	Westfield Mutual Holding Company will convert to an interim federal stock savings bank and then merge with and into Westfield Bank with Westfield Bank being the surviving institution after which Westfield Mutual Holding Company will cease to exist. As a result of the mergers noted in 1. above and this number 2. , (i) the shares of Westfield Financial Common Stock currently held by the Westfield Mutual Holding Company will be extinguished, and (ii) the Members of Westfield Mutual Holding Company will be granted interests in a liquidation account (the “Liquidation Account”) to be established by Westfield Bank pursuant to the Plan of Conversion.

3.	Westfield Bank will form a wholly-owned subsidiary to be known as New Westfield Financial, Inc. (“New Westfield Financial”), a Massachusetts corporation;

4.	New Westfield Financial will in turn form an interim federal stock savings bank (“Interim”) as a wholly owned subsidiary;

5.	Immediately following the formation of Interim, Interim will then merge with and into Westfield Bank (“the Bank Merger”), with Westfield Bank being the surviving institution. As a result of the Bank Merger, (i) the shares of New Westfield Financial common stock held by Westfield Bank will be extinguished; (ii) the shares of Westfield Financial common stock held by the Public Shareholders will be converted into the right to receive shares of New Westfield Financial based on the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (iii) the shares of common stock of Interim held by New Westfield Financial will be converted into shares of Westfield Bank common stock on a one-for-one basis, with the result that Westfield Bank will become a wholly owned subsidiary of New Westfield Financial;

6.	Subscription rights (“Subscription Rights”) to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members as set forth in the Plan of Conversion; and

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

7.	Upon the Effective Date, New Westfield Financial will sell shares of Conversion Stock in a subscription offering in order of priority to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, and Other Members as set forth in the Plan of Conversion. Any shares of Conversion Stock remaining unsold after the Subscription Offering may be sold to the public through a Community Offering, as determined by the Board of Directors of New Westfield Financial in its sole discretion. The Company will contribute to the Bank a portion of the net proceeds received by the Company in the Offerings in exchange for 100 percent of its newly outstanding Bank Common Stock.

The Liquidation Account will be established by Westfield Bank for the benefit of the Eligible and Supplemental Eligible Account Holders, if any, who maintain Deposit Accounts in Westfield Bank after the Conversion. The Liquidation Account balance will initially be an amount equal to the greater of (i) Westfield Bank’s net worth as of the date of the latest statement of financial condition contained in the final Prospectus utilized in the initial formation of Westfield Mutual Holding Company and related minority stock offering, or (ii) the percentage of the outstanding shares of the common stock of Westfield Financial owned by Westfield Mutual Holding Company prior to the Westfield Financial merger, multiplied by Westfield Financial’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion. Each Eligible and Supplemental Eligible Account Holder will have a related interest in a portion of the Liquidation Account balance (referred to as a “subaccount balance”). In the sole event of a complete liquidation of Westfield Bank after the Conversion, each Eligible and Supplemental Eligible Account Holder will be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current subaccount balances for Deposit Accounts then held before any liquidation distribution may be made with respect to the capital stock of Westfield Bank.

Each Deposit Account in Westfield Bank at the time of the consummation of the Conversion will become a Deposit Account in Westfield Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock purchased in the Offerings) and subject to the same terms and conditions (except as to liquidation rights) as such Deposit Account in Westfield Bank had immediately preceding consummation of the Conversion.

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

In connection with the initial mutual holding company reorganization of Westfield Bank, Westfield Bank established a liquidation account for the benefit of eligible account holders as of December 31, 1999 and December 31, 2000. This previously established liquidation account shall be terminated by the Board of Westfield Bank at the Effective Time and it shall be superseded by the Liquidation Account established at the time of the Conversion.

THACHER PROFFITT & WOOD LLP FEDERAL OPINION

Thacher Proffitt & Wood LLP (“Counsel”) has provided an opinion that addresses the material federal income tax consequences of the Conversion and reorganization. The opinion concluded, as follows:

1.	the conversion of Westfield Financial from a Massachusetts corporation to a federally-chartered stock corporation and then a conversion of Westfield Financial as a federally-chartered stock corporation to a federal interim stock savings association, and the conversion of Westfield Mutual Holding Company from mutual form to a federal interim stock savings institution, will each qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by Westfield Financial or Westfield Mutual Holding Company by reason of such conversions;

2.	the merger of Westfield Financial and the merger of Westfield Mutual Holding Company into Westfield Bank, will each qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and no gain or loss will be recognized by Westfield Financial, Westfield Mutual Holding Company, or Westfield Bank by reason of such mergers;

3.	the merger of the federal interim stock savings association formed by New Westfield Financial with and into Westfield Bank (the “Bank Merger”) will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Code or as an exchange under Section 351 of the Code, and no gain or loss will be recognized by such interim federal savings association, Westfield Bank, or New Westfield Financial by reason of the Bank Merger;

4.	no gain or loss will be recognized by the current stockholders of Westfield Financial upon the receipt of shares of common stock of New Westfield Financial pursuant to the Bank Merger, except to the extent of any cash received in lieu of a fractional share interest in New Westfield Financial;

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

5.	the aggregate tax basis of the shares of New Westfield Financial common stock to be received by the current stockholders of Westfield Financial will be equal to the aggregate tax basis of Westfield Financial common stock surrendered in exchange therefor, reduced by the basis allocable to a fractional share interest in Westfield Financial for which cash is received;

6.	the holding period of the shares of New Westfield Financial common stock to be received by the current stockholders of Westfield Financial will include the holding period of the shares of Westfield Financial common stock, provided that Westfield Financial common stock was held as a capital asset on the date of the Bank Merger;

7.	a holder of shares of Westfield Financial who receives cash in lieu of a fractional share of New Westfield Financial common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Westfield Financial allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the Bank Merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of Westfield Financial common stock is more than one year on the date of the Bank Merger;

8.	no gain or loss will be recognized by New Westfield Financial upon the sale of shares of common stock in the stock offering;

9.	no gain or loss will be recognized by members of Westfield Mutual Holding Company upon the issuance to them of interests in the liquidation account in Westfield Bank pursuant to the merger of Westfield Mutual Holding Company into Westfield Bank;

10.	it is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of common stock of New Westfield Financial to be issued to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (the “Subscription Rights”) is zero and accordingly, that no income will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members upon the issuance to them of the Subscription Rights or upon the exercise of the Subscription Rights;

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

11.	it is more likely than not that the tax basis to the holders of shares of New Westfield Financial common stock purchased in the stock offering pursuant to the exercise of Subscription Rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of the completion of the offerings; and

12.	the holding period for shares of common stock of New Westfield Financial purchased in the community offering or syndicated community offering will begin on the day after the date of purchase.

The opinions set forth in (10) and (11), above, are based on the position that the Subscription Rights do not have any market value at the time of distribution and at the time they are exercised. The Internal Revenue Service (“IRS”) will not issue rulings on whether subscription rights have a market value. Counsel is unaware of any instance in which the IRS has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel understands that the Subscription Rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase shares of common stock of New Westfield Financial at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of such common stock. Based on the foregoing, Counsel has opined that it is more likely than not (i.e., that there is a more than a 50% likelihood) that the Subscription Rights have no market value for federal income tax purposes.

DISCUSSION RELATED TO MASSACHUSETTS EXCISE TAX CONSEQUENCES

Westfield Financial and Westfield Bank are subject to the Massachusetts financial institution excise tax under MGL Chapter 63, Sections 1, 2, 2A and 7. At the effective time of the Conversion, New Westfield Financial will be subject to same.

Westfield Mutual Holding Company is subject to the Massachusetts excise tax on security corporations under MGL Chapter 63, Section 38B.

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

Accordingly, based upon the facts and representations stated herein and the existing law, it is the opinion of Wolf & Company, P.C. regarding the Massachusetts income and excise tax effects of the Plan of Conversion that:

1.	no gain or loss will be recognized by the current stockholders of Westfield Financial upon the receipt of shares of common stock of New Westfield Financial pursuant to the Bank Merger, except to the extent of any cash received in lieu of a fractional share interest in New Westfield Financial (Section 354(a) and MGL Chapter 62, Section 2 );

2.	the aggregate tax basis of the shares of New Westfield Financial common stock to be received by the current stockholders of Westfield Financial will be equal to the aggregate tax basis of Westfield Financial common stock surrendered in exchange therefor, reduced by the basis allocable to a fractional share interest in Westfield Financial for which cash is received (Section 358(a) and MGL Chapter 62, Section 6F);

3.	the holding period of the shares of New Westfield Financial common stock to be received by the current stockholders of Westfield Financial will include the holding period of the shares of Westfield Financial common stock, provided that Westfield Financial common stock was held as a capital asset on the date of the Bank Merger (Section 1223(1));

4.	a holder of shares of Westfield Financial who receives cash in lieu of a fractional share of New Westfield Financial common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Westfield Financial allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the Bank Merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of Westfield Financial common stock is more than one year on the date of the Bank Merger;

5.	Provided that the amount to be paid for the Conversion Stock pursuant to the Subscription Rights is equal to the fair market value of New Westfield Financial common stock, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, and other persons described in the Plan of Conversion who will receive Subscription Rights upon the distribution to them of the Subscription Rights to purchase shares of Conversion Stock (Section 354(a) and Massachusetts Letter Rulings 83-61 and 84-11); nor will they realize any taxable gain or loss as a result of the exercise of the Subscription Rights (Massachusetts Letter Rulings 83-61 and 84-11).

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

6.	The basis of the common stock to its stockholders will be the purchase price thereof plus the fair market value, if any, of the Subscription Rights (Section 1012 of the Code and Massachusetts Letter Rulings 84-11 and 83-61). Accordingly, assuming the Subscription Rights have no value, the basis of the common stock will be the amount paid therefor. The holding period of the common stock purchased pursuant to the exercise of Subscription Rights shall commence on the date on which the right to acquire such stock was exercised (Section 1223(6) of the Code and Massachusetts Letter Ruling 84-11 and 83-61).

7.	For purposes of Massachusetts General Laws, chapter 63, sections 1 and 2, no gross income, gain or loss will be recognized by Westfield Financial, New Westfield Financial or Westfield Bank as a result of the transactions contemplated by the Plan of Conversion.

8.	For purposes of Massachusetts General Laws, chapter 63, section 38B, no gross income, gain or loss will be recognized by Westfield Mutual Holding Company as a result of the transactions contemplated by the Plan of Conversion.

Our opinion under paragraph (1) above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of Subscription Rights. Our opinion under paragraphs (1) and (2) above assumes that the Subscription Rights to purchase shares of Common Stock have a fair market value of zero. We express no view regarding the valuation of the Subscription Rights.

If the Subscription Rights are subsequently found to have a fair market value, income may be recognized by various recipients of the Subscription Rights (in certain cases, whether or not the rights are exercised) and New Westfield Financial may be taxable on the distribution of the Subscription Rights.

CONCLUSION

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

Board of Directors

Westfield Mutual Holding Company

New Westfield Financial, Inc.

Westfield Financial, Inc.

Westfield Bank

                        , 2006

In rendering our opinions we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, Massachusetts General Laws and the regulations, judicial and administrative interpretations thereof, all as of the date of this letter.

However, all of the foregoing authorities are subject to change or modification which can be retroactive in effect and, therefore, could also affect our opinions. We undertake no responsibility to update our opinions for any subsequent change or modification.

This opinion is given solely for the benefit of Westfield Mutual Holding Company, Westfield Financial, New Westfield Financial, Westfield Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and other persons described in the Plan of Conversion who will receive Subscription Rights, and may not be relied upon by any other party or entity or otherwise referred to in any document without our express written consent. We hereby consent to the filing of the opinion as an exhibit to the Application for Second Step Stock Conversion filed with the Office of Thrift Supervision and as an exhibit to the registration statement on Form S-l as filed with the Securities and Exchange Commission, both filed in connection with the Conversion. We also consent to the references to our firm in the prospectus contained in the Application and Form S-l under the captions “Tax Aspects” and “Legal and Tax Opinions.”

Very truly yours,

Wolf & Company, P.C.